EFFECTIVE January 10, 2007, THE
COMPANYS NAME HAS CHANGED
FROM PSIRON LIMITED TO
VIRALYTICS LIMITED.
Exhibit A to Deposit Agreement

No.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents
 thirty (30) deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES, WITHOUT
PAR VALUE,
OF
PSIRON LIMITED
(INCORPORATED UNDER THE LAWS
OF
NEW SOUTH WALES, THE
COMMONWEALTH OF AUSTRALIA)

            The Bank of New York as
depositary (hereinafter called the
Depositary), hereby certifies that
, or registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares
(herein called Shares) of Psiron Limited, a company incorporated under the laws of New South Wales, the Commonwealth of
Australia (herein called the Company). At the date hereof, each American Depositary
Share represents thirty (30) Shares which are either deposited or subject to deposit under the deposit agreement at the Australia offices of Australia and New Zealand
Banking Group Limited and National
Australia Bank Limited (herein collectively called the Custodian). The Depositarys
Corporate Trust Office is located at a
different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is located at One Wall Street, New York, N.Y.
10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of ______, 2006 (herein
called the Deposit Agreement), by and
among the Company, the Depositary, and all
Owners and Beneficial Owners from time to
time of Receipts issued thereunder, each of
whom by accepting a Receipt agrees to
become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities at the
time represented by the American
Depositary Shares for which this Receipt is
issued.  Delivery of such Deposited
Securities may be made by the delivery of
(a) Shares in the name of the Owner hereof
or as ordered by him or by certificates
properly endorsed or accompanied by proper
instruments of transfer to such Owner or as
ordered by him and (b) any other securities,
property and cash to which such Owner is
then entitled in respect of this Receipt to
such Owner or as ordered by him.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof.  Notwithstanding any other provision
of the Deposit Agreement or this Receipt,
the surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, splitup, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require
payment from the depositor of Shares or the
presenter of the Receipt of a sum sufficient
to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as
to the identity and genuineness of any
signature and may also require compliance
with any regulations the Depositary may
establish consistent with the provisions of
the Deposit Agreement or this Receipt.
The delivery of Receipts against deposits of
Shares generally or against deposits of
particular Shares may be suspended, or the
transfer of Receipts in particular instances
may be refused, or the registration of
transfer of outstanding Receipts generally
may be suspended, during any period when
the transfer books of the Depositary are
closed, or if any such action is deemed
necessary or advisable by the Depositary or
the Company at any time or from time to
time because of any requirement of law or of
any government or governmental body or
commission, or under any provision of the
Deposit Agreement or this Receipt, or for
any other reason, subject to Article (22)
hereof.  Without limitation of the foregoing,
the Depositary shall not knowingly accept
for deposit under the Deposit Agreement
any Shares required to be registered under
the provisions of the Securities Act, unless a
registration statement is in effect as to such
Shares.  The Depositary will comply with
the reasonable written instructions of the
Company requesting the Depositary not to
accept for deposit hereunder any Shares
identified in such instructions in order to
facilitate the Companys compliance with the
securities laws of the United States and
other jurisdictions.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt, any American Depositary
Share or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate
therefor, if applicable, are validly issued,
fully paid, nonassessable and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of Receipts evidencing
American Depositary Shares representing
such Shares by that person are not restricted
under the Securities Act of 1933.  Such
representations and warranties shall survive
the deposit of Shares and issuance or
cancellation of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship or
residence, exchange control approval, or
such information relating to the registration
on the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper or as the Company may
reasonably request in writing that the
Depositary require.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in Commonwealth
of Australia which is then performing the
function of the regulation of currency
exchange.
      If requested in writing by the
Company, the Depositary shall provide the
Company, in timely manner, with copies of
proofs, certificates or information that it
receives pursuant to Section 3.1 of the
Deposit Agreement, unless prohibited by
applicable law.  Each Owner and Beneficial
Owner agrees to provide any information
requested by the Company or the Depositary
pursuant to Section 3.1 of the Deposit
Agreement.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and outofpocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), or by Owners, as
applicable:  (1) taxes and other
governmental charges, (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Shares
generally on the Share register of the
Company or Foreign Registrar and
applicable to transfers of Shares to or from
the name of the Depositary or its nominee or
the Custodian or its nominee on the making
of deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit Agree-
ment, (4) such expenses as are incurred by
the Depositary in the conversion of foreign
currency pursuant to Section 4.5, (5) a fee of
$5.00 or less per 100 American Depositary
Shares (or portion thereof) for the execution
and delivery of Receipts pursuant to
Section 2.3, 4.3 or 4.4 of the Deposit
Agreement and the surrender of Receipts
pursuant to Section 2.5 or 6.2 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement,
including, but not limited to Sections 4.1
through 4.4 of the Deposit Agreement, (7) a
fee for the distribution of securities pursuant
to Section 4.2 of the Deposit Agreement,
such fee being in an amount equal to the fee
for the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares) but which securities are
instead distributed by the Depositary to
Owners, (8) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for depositary services, which will
accrue on the last day of each calendar year
and which will be payable as provided in
clause (9) below provided, however, that no
fee will be assessed under this clause (8) to
the extent a fee of $.02 was charged
pursuant to clause (6) above during that
calendar year, and (9) any other charge
payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to
Section 2.9 of the Deposit Agreement, may
own and deal in any class of securities of the
Issuer and its affiliates and in Receipts.
8.	PRERELEASE OF RECEIPTS.
      Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.3 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.2 of the Deposit
Agreement (PreRelease).  The Depositary
may, pursuant to Section 2.5 of the Deposit
Agreement, deliver Shares upon the receipt
and cancellation of Receipts which have
been PreReleased, whether or not such
cancellation is prior to the termination of
such PreRelease or the Depositary knows
that such Receipt has been PreReleased.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a PreRelease.
Each PreRelease will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to  be delivered (the
PreReleasee) that the PreReleasee, or its
customer, (i) owns the shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such PreRelease, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of
PreReleases will not normally exceed thirty
percent (30%) of the Shares deposited
hereunder provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
reasonably appropriate, and may, with the
prior written consent of the Company,
change such limit for purposes of general
application.  The Depositary will also set
Dollar limits with respect to PreRelease
transactions to be entered into hereunder
with any particular PreReleasee on a
casebycase basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement, the
collateral referred to in clause (b) above
shall be held by the Depositary as security
for the performance of the PreReleasees
obligations to the Depositary in connection
with a PreRelease transaction, including the
PreReleasees obligation to deliver Shares or
Receipts upon termination of a PreRelease
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
hereunder).
            The Depositary may retain
for its own account any compensation
received by it in connection with the
foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument provided, however, that the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement and
for all other purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and, if a
Registrar for the Receipts shall have been
appointed, countersigned by the manual or
facsimile signature of a duly authorized
officer of the Registrar.
11.	REPORTS INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g32(b) under the Securities
Exchange Act of 1934.
      Such reports and communications
will be available for inspection and copying
at the public reference facilities maintained
by the Commission located at 100 F Street,
N.E., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also,
upon written request, send to the Owners of
Receipts copies of such reports furnished by
the Company pursuant to the Deposit
Agreement. Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English.
      The Depositary shall keep books at
its Corporate Trust Office for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert such dividend
or distribution into Dollars and shall
distribute the amount thus received (net of
the fees and expenses of the Depositary as
provided in the Deposit Agreement, if
applicable) to the Owners of Receipts
entitled thereto, provided, however, that in
the event that the Company or the
Depositary shall be required to withhold and
does withhold from such cash dividend or
such other cash distribution in respect of any
Deposited Securities an amount on account
of taxes, the amount distributed to the
Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary shall
cause the securities or property received by
it to be distributed to the Owners of Receipts
entitled thereto, after deduction or upon
payment of any fees and expenses of the
Depositary or any taxes or other
governmental charges, in any manner that
the Depositary may deem equitable and
practicable for accomplishing such
distribution provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Section 5.9 of
the Deposit Agreement) shall be distributed
by the Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and shall if the Company
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution, subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares
in any such case, the Depositary shall sell
the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be
made upon an averaged or other practicable
basis without regard to any distinctions
among Owners on account of exchange
restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any
expenses of conversion into Dollars incurred
by the Depositary as provided in Section 5.9
of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable provided, however, that the
Company shall not be obliged to make such
filing.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall, in
consultation with the Issuer, have discretion
as to the procedure to be followed in making
such rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or, if by the terms
of such rights offering or for any other
reason, the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines that it is lawful and
feasible to make such rights available to all
Owners or to certain Owners but not to other
Owners, the Depositary may distribute, to
any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article, such Receipts shall be legended in
accordance with applicable U.S. laws, and
shall be subject to the appropriate
restrictions on sale, deposit, cancellation and
transfer under such laws.
      If the Depositary determines that it is
not lawful and feasible to make such rights
available to all or certain Owners, it may sell
the rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to
whom it has determined it may not lawfully
or feasibly make such rights available, and
allocate the net proceeds of such sales (net
of the fees and expenses of the Depositary as
provided in Section 5.9 of the Deposit
Agreement and all taxes and governmental
charges payable in connection with such
rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a distribution
to Owners or are registered under the
provisions of the Securities Act.  If an
Owner of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under such the Securities Act,
the Depositary shall not effect such
distribution unless it has received an opinion
from recognized U.S. counsel for the
Company upon which the Depositary may
rely that such distribution to such Owner is
exempt from such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date (which shall, insofar as is
reasonably practicable, be the same as the
record date established by the Company in
respect of the Shares (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting, or (b) on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be prepared by the
Depositary and the text shall be approved by
the Issuer, such approval not to be
unreasonably withheld, which shall contain
(a) such information as is contained in such
notice of meeting, (b) a statement that the
Owners of Receipts as of the close of
business on a specified record date will be
entitled, subject to any applicable provision
of the laws of the Commonwealth of
Australia and of the Constitution of the
Company, to instruct the Depositary as to
the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given.  Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose (the Instruction Date), the
Depositary shall endeavor, in so far as
practicable to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request.  The Depositary
shall not vote or attempt to exercise the right
to vote that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any splitup,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall, if permitted by
applicable law, be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent, in addition to the
existing Deposited Securities, if any, the
new Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, officers, employees, agents or
affiliates shall incur any liability to any
Owner or Beneficial Owner of any Receipt,
if by reason of any provision of any present
or future law or regulation of the United
States or any other country, or of any
governmental or regulatory authority or
stock exchange or automated quotation
system, or by reason of any provision,
present or future, of the Constitution of the
Company, or by reason of any provision of
any Securities issued or distributed by the
Company, or any Offering or distribution
thereof or by reason of any act of God or
war or terrorism or other circumstances
beyond its control, the Depositary or the
Company shall be prevented, delayed or
forbidden from, or be subject to any civil or
criminal penalty on account of, doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed nor shall the Depositary
or the Company or any of their respective
directors, officers, employees, agents or
affiliates incur any liability to any Owner or
Beneficial Owner of a Receipt by reason of
any nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary nor
their respective directors, officers,
employees, agents and affiliates assumes
any obligation or shall be subject to any
liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts,
except that the Company and the Depositary
agree to perform their respective obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company nor any of
their respective directors, officers,
employees, agents or affiliates shall be
under any obligation to appear in, prosecute
or defend any action, suit or other
proceeding in respect of any Deposited
Securities or in respect of the Receipts,
which in its opinion may involve it in
expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company nor any of their respective
directors, officers, employees, agents or
affiliates shall be liable for any action or
nonaction by it in reliance upon the advice
of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information.  The Depositary shall
not be liable for any acts or omissions made
by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with any
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good
faith.  The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against, and
hold each of them harmless from, any
liability or expense (including, but not
limited to, the fees and expenses of counsel)
which may arise out of any registration with
the Commission of Receipts, American
Depositary Shares or Deposited Securities or
the offer or sale thereof in the United States
or out of acts performed or omitted, in
accordance with the provisions of the
Deposit Agreement and of the Receipts, as
the same may be amended, modified or
supplemented from time to time, (i) by
either the Depositary or a Custodian or their
respective directors, officers, employees,
agents and affiliates, except for any liability
or expense arising out of the negligence or
bad faith of either of them, or (ii) by the
Company or any of its directors, officers,
employees, agents and affiliates.  No
disclaimer of liability under the Securities
Act of 1933 is intended by any provision of
the Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 120 days prior written
notice of such removal, which shall become
effective upon the later to occur of the (i)
120th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint substitute or additional
custodian or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners
and Beneficial Owners in any respect which
they may deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner and Beneficial Owner of a Receipt at
the time any amendment so becomes
effective shall be deemed, by continuing to
hold such Receipt, to consent and agree to
such amendment and to be bound by the
Deposit Agreement as amended thereby.  In
no event shall any amendment impair the
right of the Owner of any Receipt to
surrender such Receipt and receive therefor
the Deposited Securities represented
thereby, except in order to comply with
mandatory provisions of applicable law. The
Company and the Depositary may amend
this Deposit Agreement from time to time to
reflect changes in Australian law and of the
Issuers Constitution.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date
of termination, the Owner of a Receipt will,
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary,
(b) payment of the fee of the Depositary for
the surrender of Receipts referred to in
Section 2.5 of the Deposit Agreement and
(c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by the American Depositary Shares
evidenced by such Receipt.  If any Receipts
shall remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
rights and other property as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and for its
obligations to the Company under Sections
5.8 and 5.9 of the Deposit Agreement.
Upon the termination of the Deposit
Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary under Sections 5.8 and 5.9
of the Deposit Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
permit the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1)
of the General Instructions to the Form F6
Registration Statement, as amended from
time to time, under the Securities Act.
23.	SUBMISSION TO
JURISDICTION
APPOINTMENT OF AGENT
FOR SERVICE OF PROCESS.
      The Company hereby (i) irrevocably
designates and appoints CT Corporation
System, 111 Eighth Avenue, New York,
New York 10011, as the Companys
authorized agent upon which process may be
served in any suit or proceeding arising out
of or relating to the Shares or Deposited
Securities, the American Depositary Shares,
the Receipts or this Agreement, (ii) consents
and submits to the jurisdiction of any state
or federal court in the State of New York in
which any such suit or proceeding may be
instituted, and (iii) agrees that service of
process upon said authorized agent shall be
deemed in every respect effective service of
process upon the Issuer in any such suit or
proceeding.  The Company agrees to deliver,
upon the execution and delivery of the
Deposit Agreement, a written acceptance by
such agent of its appointment as such agent.
The Company further agrees to take any and
all action, including the filing of any and all
such documents and instruments, as may be
necessary to continue such designation and
appointment in full force and effect for so
long as any American Depositary Shares or
Receipts remain outstanding or this
Agreement remains in force.  In the event
the Company fails to continue such
designation and appointment in full force
and effect, the Company hereby waives
personal service of process upon it and
consents that any such service of process
may be made by certified or registered mail,
return receipt requested, directed to the
Company at its address last specified for
notices hereunder, and service so made shall
be deemed completed five (5) days after the
same shall have been so mailed.
24.	WAIVER OF IMMUNITIES.
      To the extent that the Company or
any of its properties, assets or revenues may
have or may hereafter become entitled to, or
have attributed to it, any right of immunity,
on the grounds of sovereignty or otherwise,
from any legal action, suit or proceeding,
from the giving of any relief in any respect
thereof, from setoff or counterclaim, from
the jurisdiction of any court, from service of
process, from attachment upon or prior to
judgment, from attachment in aid of
execution or judgment, or from execution of
judgment, or other legal process or
proceeding for the giving of any relief or for
the enforcement of any judgment, in any
jurisdiction in which proceedings may at any
time be commenced, with respect to its
obligations, liabilities or any other matter
under or arising out of or in connection with
the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
the Deposit Agreement, the Company, to the
fullest extent permitted by law, hereby
irrevocably and unconditionally waives, and
agrees not to plead or claim, any such
immunity and consents to such relief and
enforcement.
25.	DISCLOSURE OF INTERESTS.
      Notwithstanding any other provision
of this Deposit Agreement, each Owner and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law or the Articles of Association to provide information, inter alia, as to the capacity in which such Owner or Beneficial
Owner owns American Depositary Shares
(and Shares as the case may be) and
regarding the identity of any other person(s) interested in such American Depositary
Shares (and Shares, as the case may be) and the nature of such interest and various other matters, whether or not they are Owners or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the written request of the Company and at the expense of the Company, any such written request from the Company to the Owners and to forward, as promptly as practicable, to the Company any such responses to such requests received by the Depositary. If the Company requests information from the
Depositary, the Custodian or the nominee of either, as the registered owner of the Shares, the obligations of the Depositary, Custodian or such nominee, as the case may be, shall be limited to disclosing to the Company the information contained in the register.





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